RECORDING REQUESTED BY
and when recorded mail to:

Randall S. Dalton, Esq.
Gammage & Burnham P.L.C.
Two North Central Avenue, 18th Floor
Phoenix, Arizona 85004

805941 TC

                      DEED OF TRUST, SECURITY
AGREEMENT,
       ASSIGNMENT OF LEASES AND RENTS AND FIXTURE
FILING

     The Promissory Note secured by this Deed of Trust contains provisions for a variable interest rate.

     This Deed of Trust, Security Agreement,
Assignment of Leases and Rents and Fixture Filing
(hereinafter referred to as "Deed of Trust") made and entered into as of this 10th day of January, 1997, by Fairfield Retirement Center, LLC, a
California limited liability company ("Trustor"), whose address is c/o NorthBay Health Advantage, 1200 B. Gale Wilson Boulevard, Fairfield,
California 94533, to Chicago Title Company, a
California corporation ("Trustee"), whose address is 604 Empire Street, Fairfield, California 94533, for the benefit of FINOVA Capital Corporation, a Delaware corporation ("Baneficiary"), whose address is 3200 Park Center Drive, Fifth Floor,
Costa Mesa, California 92626 with a copy to 7272
East Indian School Road, Suite 410, Scottsdale,
Arizona 85251, Attn: Vice President -Group
Counsel.


WITNESSETH:

                                           ARTICLE
I


DEFINITIONS


1.1 As used herein, the following terms shall have the following meanings

     (a) BENEFICIARy: FINOVA Capital Corporation and the subsequent holder or holders, from time to time, of the Note.

     (b) COLLATERAL: The meaning given such term in Article IX below

     (c) DEBTOR RELIEF LAWS: Any applicable state, federal or other liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar laws affecting the rights or remedies of creditors generally, as in effect from time to time.

     (d) ESCROWED SUMS: The amounts paid by
Trustor to Beneficiary pursuant to Paragraph 11.14 hereof to be held by Beneficiary in a fund for the payment of Impositions and insurance premiums.

     (e) EMERITUS DEED OF TRUST: That certain Deed of Trust dated July 31, 1996 executed by Trustor for the benefit of Emeritus Corporation, recorded on August 1, 1996 under Series No. 96-51994,
Official Records, Solano County, California, as amended by instrument recorded essentially simultaneously herewith, securing the payment of a promissory note in the original principal amount of $2,500,000 of even date therewith, executed by Trustor and payable to the order of Emeritus
Corporation.

     (f) ENVIRONMENTAL CERTIFICATE. That certain
Environmental Certificate with Representations,
Covenants and Warranties of even date herewith, as amended, renewed, replaced or restated.

     (g) EVENT OF DEFAULT: Any happening or
occurrence described in Article VI herein.

     (h) FINANCIAL STATEMENTS: The balance sheets, profit and loss statements, reconciliations of capital and surplus, changes in financial condition, schedules of sources and applications of funds, and other financial information of Trustor heretofore furnished to Beneficiary or required to be furnished to Beneficiary under the terms of the Security Documents from time to time, which statements shall be prepared in such scope, detail and form as shall be reasonably acceptable to Beneficiary and shall be certified by Trustor.

     (i) FIXTURES: All of Trustor's materials, supplies, equipment, apparatus and other items now or hereafter attached tO, installed on or in the Land or the Improvements, or which in some fashion are deemed to be fixtures to the Land or Improvements under the laws of the State of California, including the California Uniform
Commercial Code, as it may be amended from time to time (the "UCC"), other than those owned by tenants under any lease. The term "FIXTURE" shall include, without limitation, all items of Trustor's Personalty to the extent that the same may be deemed fixtures under applicable law.

     (j) GOVERNMENTAL AUTHORITY: Any and all
courts, boards, agencies, commissions, offices or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

     (k) GOVERNMENTAL REQUIREMENTS: The term
Governmental Requirements shall mean all statutes, laws, ordinances, orders, writs, injunctions, decrees, rules and regulations of any Governmental
Authority applicable to Trustor, the Mortgaged
Property or the Improvements.

     (1) GUARANTORS: BW (Fairfield) Real Estate
Corporation, a California corporation, Emeritus
Corporation, a Washington corporation, and
NorthBay Health Advantage, a California public non-profit benefit corporation.

     (m) GUARANTY: Any instrument of Guaranty executed by any of the Guarantors and delivered to Beneficiary guaranteeing the repayment of all or any portion of the Indebtedness and the performance of the Obligations.

     (n) IMPOSITIONS: All real estate and personal property taxes; water, gas, sewer, electricity and other utility rates and charges; charges imposed pursuant to any suWivision, planned unit development or condominium declaration or restrictions; charges for any easement, license or agreement maintained for the benefit of the Mortgaged Property, and all other taxes, charges and assessments and any interest, costs or penalties with respect thereto of any kind and nature whatsoever which at any time prior to or after the execution hereof may be assessed, levied or imposed upon the Mortgaged Property or the ownership, use, occupancy or enjoyment thereof.

     (o) IMPROVEMENTS: Any and all buildings, structures, open parking areas and other improvements, and any and all accessions, additions, replacements, substitutions or alterations thereof or appurtenances thereto, now or at any time hereafter situated, placed or constructed upon the Land or any part thereof.

     (p) INDEBTEDNESS: (i) The principal of,
interest on and all other amounts and payments now or hereafter due under or secured by the Note and the other Security Documents, together with all funds hereafter advanced by Beneficiary to or for the benefit of Trustor as contemplated by any covenant or provision herein contained or contained in the Note or any other Security
Document, all such advances to have the same priority as the funds initially advanced under the Note, (ii) payment and performance of all obligations of Trustor under this Deed of Trust, including payment of all sums expended or advanced by Beneficiary hereunder to protect or preserve the Mortgaged Property, or the lien hereof on the Mortgaged Property, or for taxes, assessments or insurance premiums as hereinafter provided, together with interest thereon as provided herein,
(iii) payment and performance of all future advances and other obligations that Trustor may agree to pay or perform (whether as principal, surety or guarantor) for the benefit of Beneficiary, when such obligation is evidenced by a writing which states that it is secured by this Deed of Trust, and (iv) all mod)fications, extensions and renewals (if any) of one or more of the obligations secured hereby, including without limitation (a) mod)fications of the required principal payment dates or interest payment dates, deferring or accelerating payment dates wholly or partly, and (b) mod)fications, extensions or renewals at a different rate of interest whether or not, in the case of a note or other contract, the mod)fication, extension or renewal is evidenced by a new or additional promissory note or other contract.

     (q) LAND: The real estate or any interest therein described in Exhibit "A" attached hereto and made a part hereof, together with all Improvements and Fixtures and all rights, titles and interests appurtenant thereto.

     (r) LEASES: All of the lessor's right, title and interest in and to any and all leases, subleases, licenses, concessions or other agreements (written or verbal, now or hereafter in effect) which grant a possessory interest in and to, or the right to extract, mine, reside in, sell or use the Mortgaged Property, and all other agreements, including, but not limited to, utility contracts, maintenance agreements and service contracts, which in any way relate to the use, occupancy, operations, maintenance, enjoyment or ownership of the Mortgaged Property, save and except any and all leases, subleases or other agreements pursuant to which Trustor is granted a possessory interest in the Land.

     (s) LEGAL REQUIREMENTS: (i) Any and all
present and future judicial decisions, statutes, rulings, rules, regulations, permits, certificates or ordinances of any Governmental Authority in any way applicable to Trustor or the Mortgaged
Property, including but not limited to those respecting the ownership, use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction thereof, (ii) Trustor's presently or subsequently effective by-laws and articles of incorporation, or any instruments establishing any partnership, limited partnership, joint venture, trust or other form of business association (if either, both or all by any of same), (iii) any and all Leases and other contracts (written or oral) of any nature to which Trustor may be bound and (iv) any and all restrictions, reservations, conditions, easements or other covenants or agreements of record affecting the Mortgaged Property.

     (t) LOAN AGREEMENT: That certain Loan
Agreement between Trustor and Beneficiary of even date herewith.

     (u) MORTGAGED PROPERTY: The Land,
Improvements, Fixtures, Personalty, Leases and
Rents, together with:

     (i) all rights, privileges, tenements,
hereditaments, rights-of-way, easements, appendages and appurtenances in anywise appertaining thereto, and all right, title and interest of Trustor in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part therein or thereof;

     (ii) all betterments, accessions, additions, appurtenances, substitutions, replacements and revisions thereof and thereto and all reversions and remainders therein;

     (iii) all other interest of every kind and character which Trustor now has or at anytime hereafter acquires in and to the above-described real and personal property and all property which is used or useful in connection therewith, including rights of ingress and egress, easements, licenses, and all reversionary rights or interests of Trustor with respect to such property. To the extent permitted by law, all of the Personalty and Fixtures are to be deemed and held to be a part of and affixed to the Land. In the event the estate of Trustor in and to any of the Land and Improvements is a leasehold estate, this conveyance shall include and the lien, security interest and assignment created hereby shall encumber and extend to all other, further or additional title, estates, interest or rights which may exist now or at any time be acquired by Trustor in or to the property demised under the lease creating such leasehold estate and including
Trustor's rights, if any, to purchase the property demised under such lease and, if fee simple title to any of such property shall ever become vested in Trustor, such fee simple interest shall be encumbered by this Mortgage in the same manner as if Trustor had fee simple title to such property as of the date of execution hereof; and

     (iv) any and all other security and
collateral of any nature whatsoever, now or hereafter given for the repayment of the Indebtedness or the performance and discharge of the Obligations, including the Escrowed Sums, hereinafter defined.

     As used in this Mortgage, the term "Mortgaged
Property" is expressly defined as meaning all or, where the context permits or requires, any portion of the above and all or, where the context permits or requires, any interest therein.

     (v) NOTE: One certain promissory note of even date herewith, executed by Trustor, payable to the order of Beneficiary in the principal amount of $12,800,000.00 as same may be amended, renewed or extended from time to time.

     (w) OBLIGATIONS: Any and all of the
covenants, warranties, representations and other obligations, including the obligation to repay the Indebtedness, made or undertaken by Trustor or others to Beneficiary, Trustee or others as set forth in the Security Documents, any other documents or instruments executed in connection with the Indebtedness.

     (x) PERMITTED ENCUMBRANCES: The outstanding liens, easements, building lines, restrictions, security interests and other matters (if any) as set forth on Schedule B of the title policy delivered to Beneficiary by Trustor concurrently with the recording hereof.

     (y) PERSONALTY: All of the right, title and interest of Trustor in and to all tangible and intangible personal property which is now or becomes attached tO, installed on or placed on or used on or in connection with or which is acquired for such attachment, installation, placement or use, or which arises out of the development, improvement, financing, leasing, sale, operation or use of the Land, Improvements, Fixtures or other goods located on the Land or Improvements, whether now owned or hereafter acquired, including, but not limited to:

     (i) all furnishings, building materials, supplies, machines, engines, boilers, stokers, pumps, fans, vents, blowers, dynamos, furnaces, elevators, ducts, shafts, pipes, furniture cabinets, shades, blinds, screens; plumbing, heating, air conditioning, lighting, lifting, ventilating, refrigerating, cooking, medical, laundry and incinerating equipment; partitions, drapes, carpets, rugs and other floor coverings, awnings; call and sprinkler systems, fire prevention and extinguishing apparatus and equipment, water tanks, swimming pools, compressors, vacuum cleaning systems; disposals, dishwashers, ranges, ovens, kitchen equipment, cafeteria equipment and recreational equipment;

     (ii) all equipment, inventory, attachments, partitions, goods, instruments, appliances, furnishings, machinery, tools, raw materials, component parts, work in progress and materials, and all other tangible personal property of whatsoever kind, used or consumed in the improvement, use or enjoyment of the Land, the Improvements or the Fixtures, now or any time hereafter owned or acquired by Trustor, wherever located and all products thereof whether in possession of Trustor or whether located on the Land or elsewhere;

     (iii) all general intangibles relating to the design, development, operation, management and use of the Land, the Improvements and the Fixtures, including, but not limited to: (a) all names under which or by which the Land, the Improvements and the Fixtures, may at any time be owned and operated under, any such names or any variant thereof and all goodwill in any way relating to the Land, the Improvements and the Fixtures (it being acknowledged that Trustor has only limited rights to use the name "NorthBay");

     (b) all permits, licenses, authorizations, variances, trademarks, service marks, trade names, symbols, land use entitlements, approvals, consents, clearances, and rights obtained from governmental agencies issued or obtained in connection with the Land, the Improvements and the Fixtures; (c) all permits, licenses, approvals, consents, authorizations, franchises and agreements issued or obtained in connection with the use, occupation or operation of the Land, the Improvements and the Fixtures; and (d) all materials prepared for filing or filed with any governmental agency;

     (iv) all evidence of ownership of any part of the Land, the Improvements, and the Fixtures that is owned by Trustor in common with others, including all water stock relating to the Land, if any, and all documents or rights of membership in any owners' or members' association or similar group having responsibility for managing or operating any part of the Land;

     (v) all accounts, deposit accounts, security deposits, accounts receivable, instruments, documents, chattel paper, bank deposits, books and records, documents of title, general intangibles, rights to payment of every kind, all of Trustor's rights, direct or indirect, under or pursuant to any and all construction, development, financing, guaranty, indemnity, maintenance, management, service, supply and warranty agreements, commitments, contracts, subcontracts, insurance policies and the proceeds therefrom, licenses and bonds now or anytime hereafter arising from construction on the Land or the use or enjoyment of the Land and the
Improvements including, without limitation, maintenance agreements, service contracts and all contracts and agreements for the operation, management and leasing of the Land and/or the Improvements;

     (vi) all water, water stock, water capacity or other water rights, licenses, permits, warranties, irrigation rights, oil and gas rights, minerals, crops and timber, and wastewater and storm drainage discharge capacity attributable or allowable to all or any portion of the Land, the Improvements and any other property, both real and personal, hereinabove described;

     (vii) all rights, titles and interests in and to all of the plans, specifications, drawings, surveys, maps and plats, including, but not limited to, plot plans, foundation plans, floor plans, elevations, framing plans, cross-sections of walls, mechanical plans, electrical plans and architectural and engineering studies and analyses heretofore or hereafter prepared by any architect or engineer in respect to the Land, Improvements or Fixtures;

     (viii) all of Trustor's right, title and interest in and to any award, remuneration, settlement of compensation heretofore made or hereafter to be made by any Governmental Authority to Trustor, including those for any vacation of, change of grade in, any streets affecting the Land or the Improvements;

     (ix) all of Trustor's right, title and
interest in and to all proceeds arising from or by virtue of the sale, lease or other disposal of all or any part of the Mortgaged Property (consent to same not granted or to be implied hereby); and, all proceeds (including premium refunds) payable or to be payable under each policy of insurance relating to the Mortgaged Property; and

     (x) all additions, accessions, accessories, amendments, mod)fications, extensions, renewals and enlargements, and additions to, substitutions for the products thereof, and all proceeds, whether cash proceeds or noncash proceeds, and including insurance and condemnation proceeds, received when any of the foregoing property described in (i) through (ix) above (or the proceeds thereof) is sold, exchanged, leased, licensed, or otherwise disposed of, whether voluntarily or involuntarily or when earlier received; such proceeds shall include any of the foregoing specifically described property of
Trustor acquired with cash proceeds, together with, and without limiting the above items, all Goods, Accounts, Documents, Instruments, Money,
Chattel Paper and General Intangibles located on or related to the Land, as those terms are defined in the California Uniform Commercial Code.

     (y) RENTS: All of the rents, revenues,
income, proceeds, royalties, profits and other benefits paid or payable for using, leasing, licensing, possessing, operating from or in, residing in, selling, mining, extracting or otherwise enjoying or using the Land, Fixtures, Personalty or payable pursuant to the Leases.

     (z) SECURITY DOCUMENTS: The Note, this Deed of Trust, the Loan Agreement and any other documents now or hereafter evidencing, securing otherwise ancillary to the Note or the loan made pursuant to the Loan Agreement, as they may be hereafter amended, renewed, replaced or restated.

     (aa) TRUSTEE: Chicago Title Company.

     (bb) TRUSTOR: The above defined Trustor and any and all subsequent record or equitable owners of the Mortgaged Property.

                                         ARTICLE
II

                                            GRANT

     2.1 For purposes of securing the payment and performance of the Obligations (other than those arising out of the Environmental Certificate) (i)
Trustor irrevocably grants, transfers and assigns to Trustee in trust, with power of sale and right of entry and possession, the Mortgaged Property and (ii) Trustor absolutely and irrevocably assigns to Beneficiary all right, title and interest of Trustor in, to and under the Leases, together with all Rents. Provided there does not exist an Event of Default, Trustor shall have a license to collect the Rents and exercise the rights of Lessor under the Leases as more fully set forth in that certain Assignment of Leases and Rents of even date herewith from Trustor in favor of Beneficiary. For the purposes of securing the payment and performance of the Obligations (other than those arising out of the Environmental
Certificate) and to protect the security of this Deed of Trust, Trustor has executed and delivered this Deed of Trust and makes the representations, warranties and covenants set forth herein.


                                           ARTICLE
III

                        WARRANTIES AND
REPRESENTATIONS

     Trustor hereby unconditionally warrants and represents to Beneficiary as follows:

     3.1 ORGANIZATION AND POWER: (a) That Trustor is duly organized, and validly existing under the laws of the State of California, all in accordance with applicable Legal Requirements, and the Articles of Organization and Limited Liability
Company Agreement of Trustor are in full force and effect and have not been amended or changed except as disclosed in writing to Beneficiary; (b) no proceeding is pending, planned or threatened for the dissolution or annulment of Trustor or any of its members; (c) all licenses, filing fees, income and other taxes due and payable by Trustor have been paid in full; (d) all conditions prerequisite to Trustor doing business in California have been done; and (e) Trustor has all requisite power and authority to own, lease, operate and encumber the Mortgaged Property.

     3.2 VALIDITY OF DOCUMENTS: The execution, delivery and performance by Trustor of the Security Documents and the borrowing evidenced by the Note (a) are within Trustor's powers and have been duly authorized by Trustor's members and all other requisite action; (b) have received all (if any) requisite prior governmental approval in order to be legally binding and enforceable in accordance with the terms thereof; and (c) will not violate, be in conflict with, result in a breach of or constitute (with due notice or lapse of time, or both) a default under, any Legal
Requirement or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon Trustor's property or assets, except as contemplated by the provisions of the Security Documents. The Security Documents constitute legal, valid and binding obligations of Trustor obligated under the terms of the Security
Documents in accordance with their respective terms (other than as such enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, similar laws relating or affecting rights of creditors generally or general principles of equity), and Trustor has full and lawful authority to bargain, grant, sell, mortgage, assign, transfer and convey all of the Mortgaged Property as set forth herein.

     3.3 INFORMATION: All information, reports, papers and data given to Beneficiary with respect to Trustor or the Mortgaged Property are accurate, complete and correct in all material respects and do not omit any fact the inclusion of which is necessary to prevent the facts contained therein from being materially misleading.

     3.4 TITLE TO MORTGAGED PROPERTV AND LIEN OF
THIS INSTRUMENT: Trustor has good and indefeasible title in fee simple to the Land described on Exhibit "A" attached hereto, and good and indefeasible title to the Improvements, the Fixtures and Personalty, Leases and Rents, free and clear of any liens, charges, encumbrances, security interests and adverse claims whatsoever except the Permitted Encumbrances. This Deed of
Trust constitutes a valid, subsisting, first lien deed of trust on the Land, the Improvements, the Fixtures and a valid, subsisting first security interest in and to the Personalty, Leases and Rents, all in accordance with the terms hereof.

     3.5 TAXES AND OTHER PAYMENTS: Trustor has filed all federal, state, county, municipal and city income and other tax returns required to have been filed by it and has paid all taxes which have become due pursuant to such returns or pursuant to any assessments received by Trustor, and Trustor does not know of any basis for any additional assessment in respect of any such taxes. Trustor has paid or will pay in full all sums owing or claimed for labor, material, supplies, personal property (whether or not constituting a Fixture hereunder) and services of every kind and character used, furnished or installed in the Mortgaged Property which Trustor is obligated to pay (subject to Trustor's right to contest such amount owing on the condition that Trustor immediately records and serves a surety bond pursuant to applicable law or otherwise fully protects Beneficiary from any loss or liability arising therefrom) and no claim for same currently exists, to the best of Trustor's knowledge, or will be permitted to become past due.

     3.6 LITIGATION: There are no actions, suits or proceedings pending or, to the knowledge of Trustor, threatened against or affecting the Mortgaged Property (except as disclosed in writing to Beneficiary) or involving the validity or enforceability of this Deed of Trust or the priority of the lien and security interest hereof, and no event has occurred (including specifically
Trustor's execution of the Security Documents and its consummation of the loan represented thereby) which will violate, be in conflict with, result in the breach of or constitute (with due notice or lapse of time, or both) a default under, any Legal
Requirement or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of Trustor-'s property other than the lien and security interest created by the Security Documents.

     3.7 UTILITIES: All utility services in such capacities as are necessary for the Mortgaged
Property and the operation thereof for their intended purpose are available to the Mortgaged
Property and the operation thereof for their intended purpose, including water supply, storm and sanitary sewer facilities, gas, electric and telephone facilities.

     3.8 STREETS AND PARKING. All parking areas, streets, roads, and/or highways necessary for the full utilization of the Improvements for their intended purposes have been completed or the necessary rights-of-way therefor have either been acquired by the appropriate Governmental
Authority or have been dedicated to the public use and accepted by such Governmental Authority.

     3.9 PERMITS: All zoning, utility, building, health and operating permits (if any) required for the operation of the Improvements have been obtained or will be obtained as contemplated by and pursuant to the Loan Agreement.

ARTICLE IV

                                AFFIRMATIVE
COVENANTS



     Trustor hereby unconditionally covenants and agrees with Beneficiary as follows:

     4.1 PAYMENT AND PERFORMANCE: Trustor will pay the Indebtedness as and when called for in the Security Documents and will perform all of the Obligations in full and on or before the dates they are to be performed.

     4.2 EXISTENCE: Trustor will preserve and keep in full force and effect its existence, rights, franchises and trade names. Beneficiary acknowledges that Trustor has only a limited right to use the name "NorthBay".

     4.3 COMPLIANCE WITH LEGAL REQUIREMENTS:
Trustor will promptly and faithfully comply or cause compliance with, conform to and obey all present and future Legal Requirements whether or not same shall necessitate structural changes in, improvements to, or interfere with the use or enjoyment of, the Mortgaged Property. Without limiting the generality of the foregoing covenant, Trustor will comply or cause compliance with the Americans with Disabilities Act of 1990 (42 U.S.C.
Section 12101 et seq.) as applicable to the Mortgaged Property.

     4.4 PAYMENT OF IMPOSITIONS: Subject to the provisions of paragraph 11.14 herein, Trustor will pay and discharge, the Impositions not later than the earlier of the date same becomes delinquent, the day any fine, penalty, interest or cost may be added thereto or imposed or the day any lien may be filed for the nonpayment thereof (if such day is used to determine the due date of the respective item); provided, however, that Trustor may, if permitted by law and if installment payments would not create or permit the filing of a lien against the Mortgaged Property, pay the Impositions in installments whether or not interest shall accrue on the unpaid balance of such Impositions. Trustor may in good faith, in lieu of paying such Impositions as they become due and payable, by appropriate proceedings, contest the validity thereof. During such contest Trustor shall not be deemed in default hereunder because of such nonpayment if, prior to delinquency of the asserted tax or assessment, Trustor furnishes
Beneficiary an indemnity bond, conditioned that such tax or assessment with interest, cost and penalties be paid as herein stipulated, secured by a deposit in cash or security acceptable to Beneficiary or with surety acceptable to Beneficiary, in the amount of the tax or assessment being contested by Trustor and a reasonable additional sum to pay all possible costs, interest and penalties imposed or incurred in connection therewith. Upon conclusion of such contest Trustor shall promptly pay any amount adjudged by a court of competent jurisdiction to be due, with all costs, penalties and interest thereon prior to the date such judgment becomes final or any writ or order is issued under which the Mortgaged Property may be sold pursuant to such judgment.

     4.5 REPAIR: Following completion of the
improvements being constructed with the proceeds of the Note, Trustor will keep or cause the Mortgaged Property to be kept in a good condition and presenting a good appearance and will make or cause tenants of the Mortgaged Property to make all repairs, replacements, renewals, additions, betterments, improvements and alterations thereof and thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, which are necessary or reasonably appropriate to keep same in such order and condition, reasonable wear and tear excepted.
Trustor will also use all reasonable efforts to prevent any act or occurrence which might impair the value or usefulness of the Mortgaged Property for its intended usages as set forth in any plans and specifications for the Improvements submitted to Beneficiary or in the Security Documents. In instances where repairs, replacements, renewals, additions, betterments, improvements or alterations are required in and to the Mortgaged Property on an emergency basis to prevent loss, damage, waste or destruction thereof, Trustor shall proceed to construct same, or cause same to be constructed, notwithstanding anything to the contrary contained in caragraph
5.2 hereinbelow; provided, however, that in instances where such emergency measures are to be taken, Trustor will promptly notify Beneficiary in writing of the commencement of such emergency measures and, when same are completed, the completion date and the measures actually taken.

     4.6 INSURANCE: Trustor shall obtain and
maintain, or cause to be obtained and maintained, insurance upon and relating to the Mortgaged
Property as provided in the Loan Agreement.

     4.7 RESTORATION FOLLOWING CASUALTY: If any act or occurrence of any kind or nature (including any casualty for which insurance was not obtained or obtainable) shall result in damage to or loss or destruction of the Mortgaged Property, Trustor will give notice thereof to Beneficiary.

     (A) CASUALTY DURING CONSTRUCTION TERM. In case of any act or occurrence of any kind or nature shall result in damage to or loss or destruction of the Mortgaged Property during the "Construction Term" as defined on the Loan Agreement, (i) Beneficiary, at its option, shall be entitled to receive and retain the proceeds of all insurance policies related to such damage or loss and apply same to the Indebtedness, and (ii) if Beneficiary makes the proceeds of insurance available to Trustor for purposes of restoring the Mortgaged Property, Trustor will promptly and at Trustor's sole cost and expense commence and continue diligently to completion to restore, repair, replace and rebuild the Mortgaged Property as nearly as possible to its value, condition, and character immediately prior to such damage, loss or destruction. In such a circumstance, such insurance proceeds shall be disbursed in the same manner and subject to the same condition and requirement as contained in the Loan Agreement with respect to advances of the proceeds of the Note.

     (b) CASUALTY DURINC PERMANENT TERM. In case of any act or occurrence of any kind or nature shall result in damage or loss or destruction of the Mortgaged Property during the "Permanent Term" as defined in the Loan Agreement, the terms of this subparagraph (b! shall apply. In case of loss in which the cost of the restoration, repair or replacement (hereinafter referred to as the "Work") of the Mortgaged Property estimated by Beneficiary shall not exceed the proceeds paid to Beneficiary, then such proceeds may be used for the prosecution of the Work in the manner hereinafter provided. If the cost of the Work estimated by Beneficiary shall exceed the proceeds paid to Beneficiary, then unless Trustor deposits with Beneficiary the difference between the estimated cost of the Work and the amount of such proceeds paid to Beneficiary within thirty (30) days after written demand therefor, Beneficiary, at its option, shall be entitled to receive and retain the proceeds of the insurance policies, applying the same upon the Indebtedness.
Notwithstanding anything herein to the contrary if any loss shall occur (i) within one (1) year prior to the scheduled maturity date of the Note, or
(ii) at anytime when there shall exist an Event of Default hereunder, Beneficiary shall be entitled to the benefit of all insurance policies held by or for any Trustor, to the extent as if same had been made payable to Beneficiary to the extent of the Indebtedness; and upon foreclosure hereunder, Beneficiary shall become the owner of any insurance proceeds paid or to be paid under said policies to the extent of the Indebtedness.
Subject to the foregoing, Beneficiary shall make such insurance proceeds available to Trustor to rebuild the Mortgaged
Property. Unless Beneficiary is entitled to retain the insurance proceeds, Trustor will promptly and at Trustor's sole cost and expense and regardless of whether the insurance proceeds (if any) shall be aufficient for the purpose, commence and continue diligently to completion to restore, repair, replace and rebuild the Mortgaged Property as nearly as possible to its value, condition and character immediately prior to such damage, loss or destruction.

     (c) DISBURSEMENT OF INSURANCE PROCEEDS.
Notwithstanding the foregoing to the contrary, if the proceeds of the insurance described in Paragraph 4.6 hereinabove are to be used for the prosecution of the Work, such proceeds shall be paid out by Beneficiary from time to time to Trustor (or, at the option of Beneficiary, jointly to Trustor and the persons furnishing labor and/or material incident to such restoration, repair or replacement or directly to such persons) as the Work progresses, subject to the following conditions: (aan architect or engineer, approved by Beneficiary, shall be retained by Trustor (at
Trustor's expense) and charged with the
supervision of the Work and Trustor shall have prepared, submitted to Beneficiary and secured
Beneficiary's written approval of the plans and specifications for such Work which shall not be unreasonably withheld or delayed; (b) each request for payment by Trustor shall be made on ten (10) days prior written notice to Beneficiary and shall be accompanied by a certificate executed by the architect or engineer supervising the Work stating, among such other matters as may be reasonably required by Beneficiary that: (i) all of the Work completed has been done in compliance with the approved plans and specifications; (ii) the sum requested is justly required to reimburse
Trustor for payments by Trustor to, or is justly due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the Work (giving a brief description of such services and materials); (iii) when added to all sums previously paid out by Trustor, the sum requested does not exceed the value of the Work done to the date of such certificate; and (iv) the amount of insurance proceeds remaining in the hands of Beneficiary will be aufficient on completion of the Work to pay for the same in full
(giving in such reasonable detail as the Beneficiary may require an estimate of the cost of such completion); (c) each request shall be accompanied by waivers of lien satisfactory in form and substance to Beneficiary covering that part of the Work completed prior to that part of the Work for which payment or reimbursement is being requested and by a search prepared by a title company or licensed abstracter or by other evidence satisfactory to Beneficiary that there has not been filed with respect to the Mortgaged
Property any mechanic's lien or other lien, affidavit or instrument asserting any lien or any lien rights with respect to the Mortgaged
Property; (d) there has not occurred any Event of Default (as herein defined) since the hazard, casualty or contingency giving rise to payment of the insurance proceeds occurred; (e) in the case of the request for the final disbursement, such request is accompanied by a copy of any certificate of occupancy or other certificate required by any Legal Requirement to render occupancy of the damaged portion of the Mortgaged
Property lawful; and (f) if, in Beneficiary's reasonable judgment, the amount of such insurance proceeds will not be aufficient to complete the Work (which determination may be made prior to or during the performance of the Work), Trustor shall deposit with Beneficiary, within thirty (30) days after written request therefor, an amount of money which when added to such insurance proceeds will be aufficient, in Beneficiary's reasonable judgment, to complete the Work. If, upon completion of the Work, any portion of the insurance proceeds has not been disbursed to Trustor (or one or more of the other aforesaid persons) incident thereto, Beneficiary may at Beneficiary's option, disburse such balance to Trustor or apply such balance toward the payment of the Indebtedness. Nothing herein shall be interpreted to prohibit
Beneficiary from (y) withholding from each such disbursement ten percent ( 10%) (or such greater amount, if permitted or required by any Legal
Requirement) of the amount otherwise herein provided to be disbursed, and then continuing to withhold such sum until the time permitted for perfecting liens against the Mortgaged Property has expired, at which time the amount withheld shall be disbursed to Trustor (or to Trustor and/or any person or persons furnishing labor and/or material for the Work or directly to such persons), or (z) applying at any time the whole or any part of such insurance proceeds to the curing of any Event of Default.

     4.8 LEASES AND RENTS: The form and content of all Leases of the Mortgaged Property shall be reasonably acceptable to Beneficiary; however,
Beneficiary may elect to approve the standard form of residency agreement in advance, in which event
Trustor shall be authorized to enter into Leases on such form without, in each instance, Beneficiary's consent. All Leases shall contain provisions, in such form and content as shall be reasonably acceptable to Beneficiary, subordinating such leases, in lien and priority to all payments due Beneficiary under this Deed of Trust and the Security Documents. Trustor shall not modify or amend the terms of any such Lease without the prior written consent of Beneficiary other than in the ordinary course of Trustor's business.

     4.9 INSPECTION: Trustor will permit Trustee and Beneficiary and their agents, representatives and employees to inspect the Mortgaged- Property at all times, provided such inspection does not unreasonably interfere with the conduct of business by tenants occupying the Mortgaged
Property. Trustee and Beneficiary will notify
Trustor prior to any inspection.

     4.10 DEFENSE OF TITLE: If the title of
Trustee to, or the interest of Beneficiary in, the Mortgaged Property hereby conveyed, or any part thereof, shall be endangered or shall be attached, directly or indirectly, Trustor shall, at the sole expense of Trustor or any title insurance company issuing a policy of title insurance affecting the Mortgaged Property, take (or cause such title insurance company to take) all necessary and proper steps for the defense of such title or interest, including the employment of counsel, the prosecution or defense of litigation and the compromise or discharge of claims made against such title or interest in the Mortgaged Property.
Trustor will indemnify and hold Beneficiary harmless from and against any and all loss, cost, damage, liability or expense (including all court costs and attorneys' fees) incurred by Beneficiary in protecting its interests hereunder in such an event. In the event Beneficiary, in Beneficiary's sole discretion is not satisfied with Trustor's actions in such regard, Trustor hereby authorizes
Beneficiary, at Trustor's expense, to take all necessary and proper steps for the defense of such title or interest, including the employment of counsel, the prosecution or defense of litigation and the compromise or discharge of claims made against such title or interest in the Mortgaged
Property.

     4.11 FUTURE IMPOSITIONS: At any time any law shall be enacted imposing or authorizing the imposition of any tax upon this Deed of Trust or upon any rights, titles, liens or security interests created hereby or upon the Note, or any part thereof, Trustor shall immediately pay all such taxes; provided that, in the alternative, Trustor may, in the event of the enactment of such a law, and must if it is unlawful for Trustor to pay such taxes, prepay the Note together with the applicable "Prepayment Fee" as defined in the Note, in full within sixty (60) days after demand therefor by Beneficiary.

     4.12 ESTOPPEL CERTIFICATES. Trustor shall, upon request, promptly furnish, at any time and from time to time a written statement or affidavit, in such form as may be reasonably required by Beneficiary, stating the amount of the unpaid balance of the Note and that there are no offsets or defenses against full payment of the Note and performance of the terms hereof or, if there are any such offsets and defenses, specifying them in detail.

4.13 ENVIRONMENTAL MATTERS:

     (a) REPRESENTATIONS COVENANTS AND WARRANTIES.
Except as may be otherwise expressly stated in the Disclosure Schedule attached as Exhibit "B" to the Environmental Certificate (the "Disclosure
Schedule"), Trustor hereby represents, covenants and warrants to Beneficiary and its successors and assigns, as follows, and as to such representations and warranties, the same are made based upon contents of the Phase I report described in the Disclosure Schedule and to the best of Trustor's knowledge:

     (i) The location and construction, occupancy, operation and use of all Improvements do not and will not violate any applicable laws, statute, ordinance, rule, regulation, policy, order or determination of any Governmental Authority or any board of fire underwriters (or other body exercising similar functions), or any restrictive covenant or deed restriction affecting any portion of the Mortgaged Property, including without limitation, any applicable zoning ordinances and building codes, flood disaster laws and health and environmental laws, rules and regulations
(hereinafter collectively called the "Applicable
Laws").

     (ii) Without in any way limiting the
generality of (a) above, neither the Mortgaged
Property nor the Trustor are the subject of any pending or, to the best of Trustor's knowledge, threatened investigation or inquiry by any Governmental Authority, or are subject to any remedial obligations under any Applicable Laws pertaining to health or the environment
("Applicable Environmental Laws"), including, without limitation, the Comprehensive
Environmental Response, Compensation, and
Liability Act of 1980, as amended ("CERCLA"), the Resource Conservation and Recovery Act of 1987, as amended ("RCRA"), and the Toxic Substances Control
Act, The Clean Air Act, and The Clean Water Act, and applicable state laws, and this representation and warranty would continue to be true and correct following disclosure to any applicable
Governmental Authority of all relevant facts, conditions and circumstances pertaining to the Mortgaged Property and/or the Trustor.

     (iii) Trustor is not required to obtain any permits, licenses or authorizations to construct, occupy, operate or use any portion of the Mortgaged Property by reason of any Applicable
Environmental Laws, or if any such permits, licenses or authorizations are required by any Applicable Envirorimental Laws, such permits, licenses or authorizations have, as of the date hereof, been obtained or will be obtained in the manner required by any Applicable Environmental
Laws in a timely manner.

     (iv) Trustor has determined, to the best of its knowledge, that no hazardous substances, solid wastes, or other substances known or suspected to pose a threat to health or the environment
("Hazards") have been disposed of or otherwise released on or to the Mortgaged Property or exist on or within any portion of the Mortgaged Property except as described on the Disclosure Schedule. No prior use, either by Trustor or the prior owners of the Mortgaged Property, has occurred which violates any Applicable Environmental Laws. The use which Trustor makes and intends to make of the Mortgaged Property will not result in the disposal or release of any hazardous substance, solid waste or Hazards on, in or to the Mortgaged Property except as described on the Disclosure Schedule.
The terms "hazardous substance" and "release" shall each have the meanings specified in CERCLA, including, without limitation, petroleum products and petroleum wastes of any kind, and the terms
"solid waste" and "disposal" (or"disposed") shall each have the meanings specified in RCRA;
provided, however, that in the event either that CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided further that, to the extent that the laws of the State of California establish a meaning for "hazardous substance,"
"release," "solid waste," or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader definition shall apply.

     (v) To the best of Trustor's knowledge and belief, there are no on-site or off-site locations where hazardous substances generated from the Mortgaged Property, including such substances as asbestos and Polychlorinated Biphenyls, solid wastes, or Hazards, have been stored, treated, recycled, or disposed of except as described on the Disclosure Schedule.

     (vi) To the best of Trustor's knowledge and belief, there has been no litigation brought or threatened nor any settlement reached by or with any parties alleging the presence, disposal, release, or threatened release, of any hazardous substance, solid wastes or Hazards from the use or operation of the Mortgaged Property.

     (vii) To the best of Trustor's knowledge and belief, the Mortgaged Property is not on any federal or state "Superfund" list, and not on EPA's Comprehensive Response, Compensation &
Liability System (CERCLIS) list or on any state environmental agency list of sites under consideration for CERCLIS, nor subject to any environmentally related liens.

     (viii) Neither Trustor nor, to the best of Trustor's knowledge and belief, any tenant of any portion of the Mortgaged Property, has received any notice from any Governmental Authority with respect to any violation of any Applicable Laws.

     (ix) Trustor shall not cause any violation of any Applicable Environmental Laws, or permit any tenant of any portion of the Mortgaged Property to cause such a violation, nor permit any environmental liens to be placed on any portion of the Mortgaged Property. All of the foregoing representations and warranties shall be continuing and shall be true and correct for the period from the date hereof through and as of the date of the final payment of all indebtedness owed by Trustor to Beneficiary and the final performance of all obligations under all instruments evidencing, governing, securing or relating to such indebtedness, with the same force and effect as if made each day throughout such period, and all of such representations and warranties shall survive such payment and performance.

     (b) COVENANT TO CLEAN UP AND NOTIFY. Trustor shall conduct and complete, or cause to be conducted and completed, all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to clean up and remove hazardous substances, solid wastes, or Hazards on, in, from or affecting any portion of the Mortgaged Property (a) in accordance with all Applicable Laws, (b) to the satisfaction of Beneficiary, and (c) in accordance with the orders and directives of all Governmental Authorities.
Trustor shall (a) give notice to Beneficiary immediately upon (i) Trustor's receipt of any notice from any Governmental Authority of a violation of any Applicable Laws or acquiring knowledge of the receipt of any such notice by any tenant of any portion of the Mortgaged Property and (ii) acquiring knowledge of the presence of any hazardous substances, solid wastes or Hazards
(other than those described in the Disclosure
Schedule) on the Mortgaged Property in a condition that is resulting or could reasonably be expected to result in any adverse environmental impact, with a full description thereof; (b) promptly comply with all Applicable Environmental Laws requiring the notice, removal, treatment, or disposal of such hazardous substances, solid wastes or Hazards and provide Beneficiary with satisfactory evidence of such compliance; and (c) provide Beneficiary, within thirty (30) days after demand by

Beneficiary, with a bond, letter of credit, or similar financial assurance evidencing to
Beneficiary's satisfaction that aufficient funds are available to pay the cost of removing, treating, and disposing of such hazardous substances, solid wastes or Hazards and discharging any assessments that may be established on the Mortgaged Property as a result thereof.

     (c) SITE ASSESSMENT. If Beneficiary shall ever have reason to believe that there are hazardous substances, solid wastes or Hazards
(other than those described in the Disclosure
Schedule) affecting any of the Mortgaged Property, Beneficiary (by its officers, employees and agents) at any time and from time to time, either prior to or after the occurrence of an Event of Default,- may contract for the services of persons
(the "Site Reviewers") to perform environmental site assessments ("Site Assessments") on the Mortgaged Property for the purpose of determining whether there exists on the Mortgaged Property any environmental condition that could result in any liability, cost, or expense to the owner, occupier, or operator of such Mortgaged Property arising under any Applicable Environmental Laws.
The Site Assessments may be performed at any time or times, upon reasonable notice, and under reasonable conditions established by Trustor that do not impede the performance of the Site
Assessments. The Site Reviewers are hereby authorized to enter upon the Mortgaged Property for such purposes. The Site Reviewers are further authorized to perform both above and below the ground testing for environmental damage or the presence of hazardous substances, solid wastes and Hazards on the Mortgaged Property and such other tests on the Mortgaged Property as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers. Trustor will supply to the Site Reviewers such historical and operational information regarding the
Mortgaged Property as may be reasonably requested by the Site Reviewers to facilitate the Site
Assessment and will make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. On request, Beneficiary shall make the results of such Site
Assessments fully available to Trustor, which (prior to an Event of Default) may, at its election, participate under reasonable procedures in the direction of such Site Assessments and the description of tasks of the Site Reviewers. The cost of performing such Site Assessments shall be paid by Trustor upon demand of Beneficiary.

     (d) INDEMNITY AND HOLD HARMLESS. Trustor hereby defends, indemnifies and holds harmless
Beneficiary, its employees, agents, shareholders, officers and directors (collectively, the
"Indemnified Parties"), from and against any claims, demands, obligations, penalties, fines, suits, liabilities, settlements, damages, losses, costs or expenses (including, without limitation, attorney and consultant fees and expenses, investigation and laboratory fees and expenses, cleanup costs, and court costs and other litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to (i) the presence, disposal, release, threatened release, removal or production of any hazardous substances, solid wastes or Hazards which are on, in, from or affecting any portion of the Mortgaged Property;
(ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such hazardous substances, solid wastes or Hazards; (iii) any lawsuit brought or threatened, settlement reached, or order by Governmental Authority relating to such hazardous substances, solid wastes or Hazards; and/or (iv) any violation of any Applicable Laws, or demands of Governmental
Authorities, or violation of any policies or requirements of Beneficiary, which are based upon or in any way related to such hazardous substances, solid wastes or Hazards, regardless of whether or not any of the conditions described under any of the foregoing subsections (i) through (iv!, inclusive, was or is caused by or within the control of Trustor. Trustor agrees, upon notice and request by an Indemnified Party, to contest and defend any demand, claim, suit, proceeding or action with respect to which Trustor has hereinabove indemnified and held the Indemnified
Parties harmless and to bear all costs and expenses of such contest and defense. Trustor further agrees to reimburse any Indemnified Party upon demand for any costs or expenses incurred by any Indemnified Party in connection with any matters with respect to which Trustor has hereinabove indemnified and held the Indemnified Parties harmless. The provisions of this paragraph shall be in addition to any other obligations and liabilities Trustor may have to Beneficiary at common law, in equity or under documentation executed in connection with the Note, and shall survive the closing, funding and payment in full of the Note, as well as any foreclosure or granting of any deed in lieu of foreclosure and the recordation of any release of the lien of this Deed of Trust.

     (e) BENEFICIARY'S RIGHT TO REMOVE HAZARDOUS
MATERIALS. Beneficiary shall have the right, but not the obligation, without in any way limiting
Beneficiary's other rights and remedies under the Mortgage, to enter onto the Mortgaged Property or to take such other actions as it deems necessary or advisable to clean up, remove, resolve, or minimize the impact of, or otherwise deal with, any hazardous substances, solid wastes or Hazards on or affecting the Mortgaged Property following receipt of any notice from any person or entity asserting the existence of any hazardous substances, solid wastes or Hazards pertaining to the Mortgaged Property or any part thereof that, if true, could result in an order, notice, suit, imposition of a lien on the Mortgaged Property, or other action or that, in Beneficiary's sole opinion, could jeopardize Beneficiary's security under this Deed of Trust. All reasonable costs and expenses paid or incurred by Beneficiary in the exercise of any such rights shall be Indebtedness secured by this Deed of Trust and shall be payable by Trustor upon demand.

     (f) RELIANCE AND BINDING NATURE. Trustor acknowledges that Beneficiary has and will rely upon the representations, covenants, warranties and agreements set forth in closing and funding the loan evidenced by the Note and that the execution and delivery of this Deed of Trust is an essential condition but for which Beneficiary would not close or fund the Note. The representations, covenants, warranties and agreements herein contained shall be binding upon Trustor, its successors, assigns and legal representatives and shall inure to the benefit of Beneficiary, its successors, assigns and legal representatives.


ARTICLE V

                                   NEGATIVE
COVENANTS

     Trustor hereby covenants and agrees with Beneficiary that, until the entire Indebtedness shall have been paid in full and all of the Obligations which are then subject to performance and discharge shall have been fully performed and discharged:

     5.1 USE VIOLATIONS: Trustor will not use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of the Mortgaged Property in any manner which (a) violates any Legal Requirement, including, without limitation, Legal Requirements with respect to the disposal of medical waste products, (b) may be dangerous unless safeguarded as required by law, or (c) constitutes a public or private nuisance.

     5.2 ALTERATIONS: Trustor (i) will not commit or permit any waste of the Mortgaged Property and
(ii) will not (subject to the provisions of paragraph 4.5 and 4.7 herein), after completion of the construction of the Improvement as contemplated by the Loan Agreement, without the prior written consent of Beneficiary, make or permit to be made any alterations or additions to the Mortgaged
Property which affect the structural portions of any Improvements, the exterior side or common areas of any Improvements, or any areas visible from the exterior or common areas of the Improvements.

     5.3 REPLACEMENT OF FIXTURES AND PERSONALTY:
Trustor will not, without the prior written consent of Beneficiary, permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is replaced by a new article of equal suitability and value, owned by Trustor, free and clear of any lien or security interest except such as may be first approved in writing by Beneficiary. The foregoing shall not limit the right of tenants under Leases to install removable fixtures subject to security interests on the Mortgaged Property which can be removed without darnage to the Mortgaged Property and which pursuant to the Leases and the written consent of Trustor obtained prior to installation shall remain the property of such tenants and shall not be considered part of the Mortgaged
Property.

     5.4 ZONING: TITLE MATTERS: Trustor will not, without Beneficiary's express prior written consent, (A) initiate or support any zoning reclassification of the Mortgaged Property or seek any variance under existing zoning ordinances applicable thereto; (B) modify, amend or supplement any Permitted Encumbrances; (C) impose any restrictive covenants or any other encumbrance upon the Mortgaged Property, execute or file any subdivision plat affecting the Mortgaged Property or consent to the annexation of the Mortgaged Property to any municipality; or (D) permit or offer the Mortgaged Property to be used by the public or any person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement by prescription.

     5.5 NO FURTHER ENCUMBRANCES. Trustor will not, without the prior written consent of Beneficiary, crate, place, suffer or permit to be created or placed or, through any act or failure to act, acquiesce in the placing of or allow to remain, any mortgage, pledge, lien (statutory, constitutional or contractual), security interest, encumbrance or charge on, or conditional sale or other title retention agreement, regardless of whether same are expressly subordinate to the lines of the Security Documents, with respect to the Mortgaged Property, other (i) than the Permitted Encumbrances, (ii) the Emeritus Deed of
Trust and (iii) leases or financing agreements for furniture, fixtures, equipment and other personal property used on the Mortgaged Property provided that (A) the amount of all such financing does not exceed $250,000 outstanding at any one time, and
(B) Trustor has first offered to permit
Beneficiary to enter into any such lease or financing agreement on the same terms and conditions offered by a third party lender and Beneficiary has refused such offer.


ARTICLE VI

                                            EVENTS
OF DEFAULT

     6.1 DEFAULT. Any "Event of Default" as
described in the Loan Agreement or under any of the other Security Documents shall constitute an "EVENT OF DEFAULT" hereunder and under the Security Documents.

ARTICLE VII

                         DEFAULT AND FORECLOSURE

     7.1 REMEDIES: Upon the occurrence of an Event of Default, Beneficiary may at any time, at its option and in its sole discretion, declare the entire Indebtedness to be due and payable and the same shall thereupon become immediately due and payable, including the Prepayment Fee payable under the terms of the Note. Beneficiary may also do any or all of the following although it shall have no obligation to do any of the following:

     (a) Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of Beneficiary's security, enter upon and take possession of the Mortgaged
Property, or any part thereof, and do any acts which Beneficiary deems necessary or desirable to preserve the value, marketability or rentability of the Mortgaged Property, or to increase the income therefrom or to protect the security hereof and, with or without taking possession of any of the Mortgaged Property, sue for or otherwise collect all rents and profits, and expenses of operation and collection, including attorney's fees and expenses, upon the Indebtedness, all in such order as Beneficiary may determine. The collection of rents and profits and the application thereof shall not cure or waive any Event of Default or notice thereof or invalidate any act done in response thereto or pursuant to such notice.

     (b) Bring an action in any court of competent jurisdiction to foreclose this Deed of Trust or to enforce any of the covenants hereof.

     (c) Exercise any or all of the remedies
available to a secured party under the UCC, including, but not limited to:

     (1) either personally or by means of a court appointed receiver, take possession of all or any of the Collateral and exclude therefrom Trustor and all others claiming under Trustor and thereafter hold, store, use, operate, manage, maintain and control, make repairs, replacements, alterations, additions and improvements to and exercise all rights and powers of Trustor in respect to the Collateral; and in the event
Beneficiary demands or attempts to take possession of the Collateral in the exercise of any of its rights hereunder, Trustor promises and agrees promptly to turn over and deliver complete possession thereof to Beneficiary;

     (2) without notice to or demand upon Trustor, make such payments and do such acts as Beneficiary may deem necessary to protect its security interest in the Collateral, including, without limitation, paying, purchasing, contesting or compromising any encumbrance, charge or lien which is prior or superior to the security interest granted hereunder, and in exercising any such powers or authority, to pay all expenses incurred in connection therewith;

     (3) require Trustor to assemble the
Collateral on the Land and promptly to deliver such Collateral to Beneficiary or an agent or representative designated by it. Beneficiary, its agents and representatives, shall have the right to enter upon any or all of the Trustor's premises and property to exercise the Beneficiary's rights hereunder; and

     (4) sell, lease or otherwise dispose of the
Collateral at public sale, with or without having
the Collateral at the place of sale, and upon such
terms and in such manner as Beneficiary may
determine; and Beneficiary may be a purchaser at
any such sale. Beneficiary shall not be deemed to
have accepted any property other than cash in
satisfaction of the Indebtedness or any portion
thereof unless Beneficiary shall make an express
written election of said remedy under UCC  9505
or other applicable law.

     (d) Elect to sell by power of sale the
portion of the Mortgaged Property which is real property and such portion of the Mortgaged
Property which is personal property or fixtures which Beneficiary shall elect to include in such sale, and upon such election, such notice of Event of Default and election to sell shall be given as may then be required by law. Thereafter, upon the expiration of such time and the giving of such notice of sale as may then be required by law, at the time and place specified in the notice of sale, Trustee shall sell such property, or any portion thereof specified by Beneficiary, at public auction to the highest bidder for cash in lawful money of the United States. Trustee may, and upon request of Beneficiary shall, from time to time, postpone the sale by public announcement thereof at the time and place noticed therefor. If the Mortgaged Property consists of several lots, parcels or interests, Beneficiary may designate the order in which the same shall be offered for sale or sold. Trustor waives all rights to direct the order in which any of the Mortgaged Property will be sold in the event of any sale under this Deed of Trust, and also of any right to have any of the Mortgaged Property marshalled upon any sale. In the case of a sale under this Deed of Trust, the said property, real, personal and mixed, may be sold in one parcel or more than one parcel. Should Beneficiary desire that more than one such sale or other disposition be conducted, Beneficiary may, at its option, cause the same to be conducted simultaneously, or successively on the same day, or at such different days or times and in such order as Beneficiary may deem to be in its best interest. Any person, including Trustor, Trustee or Beneficiary, may purchase at the sale.
Upon any sale, Trustee shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the property so sold, but without any covenant or warranty whatsoever, express or implied, whereupon such purchaser or purchasers shall be let into immediate possession.
Beneficiary, from time to time before the trustee's sale pursuant to this section, may rescind any notice of breach or default and of election to cause to be sold the Mortgaged
Property by executing and delivering to Trustee a written notice of such rescission, which notice, shall also constitute a cancellation of any prior declaration of default and demand for sale. The exercise by Beneficiary of such right of rescission shall not constitute a waiver of any breach or default then existing or subsequently occurring or impair the right of Beneficiary to execute and deliver to Trustee, as above provided, other declarations of default and demands for sale, and notices of breach or default of the obligations hereof, nor otherwise affect any provision, covenant or condition of the Note and/or of this Deed of Trust or any of the rights, obligations or remedies of the parties thereunder or hereunder.

     (e) Exercise each of its other rights and remedies under this Deed of Trust and each of the other Security Documents.

     (f) Except as otherwise required by law, apply the proceeds of any foreclosure or disposition hereunder to payment of the following:
(i) the expenses of such foreclosure or
disposition, (ii) the cost of any search or other evidence of title procured in connection therewith and revenue stamps on any deed or conveyance,
(iii) all sums expended under the terms hereof, not then repaid, with accrued interest in the amount provided herein, (iv) all other sums secured hereby and (v) the remainder, if any, to the person or persons legally entitled thereto.

     (g) Upon any sale or sales made under or by virtue of this Paragraph, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Beneficiary may bid for and acquire the Mortgaged Property or any part thereof. In lieu of paying cash for the Mortgaged Property, Beneficiary may make settlement for the purchase price by crediting against the Indebtedness the sale price of the Mortgaged Property, as adjusted for the expenses of sale and the costs of the action and any other sums for which Trustor is obligated to reimburse Trustee or Beneficiary under this Deed of Trust.

     (h) In the event that Trustor has an equity of redemption and the Mortgaged Property is sold pursuant to the power of sale or otherwise under or by virtue of this Paragraph, the purchaser may, during any redemption period allowed, make such repairs or alterations on said property as may be reasonably necessary for the proper operation, care, preservation, protection and insuring thereof. Any sums so paid together with interest thereon from the time of such expenditures at the Default Rate provided in the Loan Agreement shall be added to and become a part of the amount required to be paid for redemption from such saie.

     7.2 WAIVERS: To the fullest extent permitted by law, Trustor hereby waives the benefit of all laws now existing or hereafter enacted providing for the pleading of any statute of limitation as a defense to any of the Indebtedness or the Obligations or extending the time for the enforcement of the collection of any of the Indebtedness or the performance of the Obligations; and Trustor agrees that Trustor shall not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any stay of execution, extension or marshalling in the event of foreclosure of the liens and security interests hereby created. In addition, Trustor expressly waives and relinquishes any and all rights and remedies which Trustor may have or be able to assert by reason of any laws pertaining to the rights and remedies of sureties or any law pertaining to the marshalling of assets, the administration of estates of decedents and any exemption from execution or sale of the Mortgaged
Property or any part thereof. Further, Trustor shall not at any time claim, take or insist upon any benefit or advantage now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales thereof, nor after any such sale or sales, claim or exercise any right under any statute to redeem the property so sold or any property thereof.

     7.3 PREPAYMENT: If Beneficiary shall
accelerate the Indebtedness following the occurrence of an Event of Default, any payments received by Beneficiary following such acceleration (including voluntary payments made by Trustor and payments received by Beneficiary as a result of the sale of the Mortgaged Property at foreclosure) shall be deemed voluntary prepayments of the Note and accordingly, the Prepayment Fee required under the Note shall also be payable by Trustor; provided, however, that the obligation of Trustor to pay any such Prepayment Fee is expressly subject to Paragraph 1 1.10 of this Deed of Trust.


ARTICLE VIII


CONDEMNATION

     8.1 APPLICATION OF PROCEEDS: If the Mortgaged
Property or any part thereof, shall be condemned or otherwise taken for public or quasi-public use under the power of eminent domain, or be transferred in lieu thereof, all damages or other amounts awarded Trustor for the taking, or injury to, the Mortgaged Property (the "Award") shall be paid to Beneficiary to be applied towards the Indebtedness. To enforce its rights hereunder, Beneficiary shall be entitled to participate in and control any condemnation proceedings and to be represented therein by counsel of its own choice, and Trustor will deliver, or cause to be delivered, to Beneficiary such instruments as may be requested by it from time to time to permit such participation. In the event Beneficiary, as a result of any such judgment, decree or award, believes that the payment or performance of any obligation secured by this Deed of Trust is impaired, Beneficiary may declare all of the Indebtedness secured hereby immediately due and payable.

     In case of a taking during the "Permanent
Term" (as defined in the Loan Agreement) in which the cost of the restoration, repair or replacement
(hereinafter referred to as the "Restoration") of the Mortgaged Property reasonably estimated by Beneficiary shall not exceed the proceeds paid to Beneficiary then such Award may be used for the prosecution of the Restoration in the manner hereinafter provided. If the cost of the Restoration reasonably estimated by geneficiarv shall exceed the Award, then unless Trustor deposits with Beneficiary or causes to be deposited with Beneficiary the difference between the estimated cost of the Restoration and the amount of the Award within ninety (90) days after written demand therefor, Beneficiary, at its option, shall be entitled to receive and retain the Award, applying the same upon the Indebtedness. Notwithstanding anything herein to the contrary, if any Award is made (i) within one
(1) year prior to the original stated maturity date of the Note, unless said maturity date has been extended by Trustor by giving notice in accordance with the Note or is extended by Trustor in accordance with the Note within thirty (30) days after said taking, (ii) within one ( 1 ) year prior to the extended maturity date of the Note, if Trustor has extended such maturity date in accordance with the Note, or (iii) at any time when there shall exist an Event of Default hereunder, Beneficiary shall be entitled to receive and retain the Award and apply same upon the Indebtedness. In the event Beneficiary elects to make such Award available to Trustor for such purpose, Trustor will promptly or will promptly cause and at the sole cost and expense of Trustor and regardless of whether the Award (if any) shall be aufficient for the purpose, commence and continue diligently to completion to restore, repair, replace and rebuild the Mortgaged Property as nearly as possible to its value, condition and character immediately prior to such taking subject to the conditions and restrictions applicable to Trustor's use of insurance proceeds contained in the second paragraph of Section 4.7 above. Trustor hereby irrevocably and unconditionally waives all rights of a property owner under the provisions of CaliforniavCode of Civil Procedure Section
1265.225(a), or any successor statute, providing for the allocation of condemnation proceeds between a property owner and a lienholder.

                                         ARTICLE
IX

                            SECURITY AGREEMENT

     9.1 Security Agreement and Fixture Filing:

     (a) Insofar as (i) any of the Mortgaged
Property and, (ii) all other Personal Mortgaged
Property either referred to or described in this Deed of Trust, or in any way connected with the use or enjoyment of the Mortgaged Property
(hereinafter collectively referred to as
'Collateral"), this Deed of Trust, in compliance with the provisions of Article 9 of the UCC, as it may be amended from time to time, is hereby made and declared to be a security agreement, encumbering the Collateral. Trustor does hereby grant to Beneficiary a continuing lien and security interest in and to all of said Collateral and all replacements, substitutions, additions and proceeds thereof and all after-acquired property relating thereto. A financing statement or statements affecting all of the Collateral aforementioned, shall be executed by Trustor and appropriately filed. Trustor covenants and agrees that, prior to changing its name, identity or structure, it will so notify Beneficiary and will promptly execute any financing statements or other instruments deemed necessary by Beneficiary to prevent any filed financing statement from becoming seriously misleading or losing its perfected status, and, failing to do so, authorizes Beneficiary to file such financing statements and irrevocably constitutes and appoints Beneficiary, or any officer of Beneficiary, as its true and lawful attorney-in-fact to execute the same on behalf of Trustor. The remedies for any violation of the covenants, terms and conditions of the security agreement herein contained shall be (i) as prescribed herein, (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in the UCC, all at Beneficiary's sole election. Trustor and Beneficiary agree that the filing of such financing statement(s) in the records normally having to do with personal property shall never be construed in anywise derogating from or impairing this declaration and hereby stated intention of Trustor and Beneficiary that everything used in connection with the production of income from the Mortgaged Property, adapted for use therein, and/or which is described in this Deed of Trust, is, and at all times and for all purposes and in all proceedings both legal or equitable shall be, regarded as part of the real estate irrespective of whether (a) any such item is physically attached to the improvements, (btserial numbers are used for the better identification of certain items capable of being thus identified in a recital contained herein, or
(c) any such item is referred to or reflected in any such financing statement(s) so filed at any time. Similarly, the mention in any such financing statement(s) of the rights in and to (act) the proceeds of any insurance policy relating to the Mortgaged Property, or (bb) any award in eminent domain proceedings for a taking or for loss of value, or (cc) Trustor's interest as lessor in any present or future Lease, sublease, or rights to income growing out of the use and/or occupancy of the Mortgaged Property, or any business or other activity conducted thereon, whether pursuant to Lease, sublease, or otherwise, shall never be construed as in anywise altering any of the rights of Beneficiary as determined by this Deed of Trust or impugning the priority of Beneficiary's lien granted hereby or by any other recorded documents, but such mention in .such financinP statement(s) is declared to be for the protection of Beneficiary in the event any court shall at any time hold with respect to the foregoing (aa), (bb) or (cc), that notice of Beneficiary's priority of interest to be effective against a particular class of persons, must be filed in the UCC records. The information contained herein is provided in order that this Deed of Trust shall comply with the requirements of the UCC for instruments to be filed as financing statements or fixture filings. For such purposes, the "Debtor" is Trustor; the "Secured Party" is Beneficiary, the principal place of business of the "Debtor" is set forth on Page 1 of this Deed of Trust, the mailing addresses of the "Debtor" and "Secured
Party" are as set forth on Page 1. of this Deed of Trust and the types or items of collateral are as described hereinabove in this Paragraph.

     (b) This Deed of Trust constitutes a
financing statement filed as a fixture filing under UCC Section 9402(6) in the official records of the county in which the Mortgaged Property is located with respect to any and all fixtures included within the term "Mortgaged Property" and with respect to any goods or other personal property that may now be or hereafter become such a fixture. PARTS OF THE COLLATERAL ARE, OR ARE TO
BECOME, FIXIXURES ON THE MORTGAGED PROPERTY.

     (c) Beneficiary has no responsibility for, and does not assume any of, Trustor's obligations or duties under any agreement or obligation which is part of the Collateral or any obligation relating to the acquisition, preparation, custody, use, enforcement or operation of any of the Mortgaged Property.

     (d) It is understood and agreed that, in order to protect Beneficiary from the effect of UCC Section 9313, as amended from time to time, in the event that (A) Trustor intends to purchase any goods which may become fixtures to the Mortgaged
Property, or any part thereof, and (B) such goods will be subject to a security interest held by a seller or any other party, Trustor shall, before executing any security agreement or other document evidencing such security interest, obtain the prior written approval of Beneficiary, and all requests for such written approval shall be in writing and contain the following information:

     (1) A description of the Collateral to be replaced, added to, installed or substituted;

     (2) The address at which the Collateral will be replaced, added to, installed or substituted;
and

     (3) The name and address of the proposed holder and proposed amount of the security interest; and any failure of Trustor to obtain such approval shall be a material breach of Trustor's covenants under this Deed of Trust, and shall, at the option of Beneficiary, entitle
Beneficiary to all rights and remedies provided for herein upon an Event of Default. No consent by Beneficiary pursuant to this section shall be deemed to constitute an agreement to subordinate any right of Beneficiary in fixtures or other property covered by this Deed of Trust.

     (e) Beneficiary shall have the right to
acquire by assignment from the holder of such security interest any and all contract rights, accounts receivable, negotiable or non-negotiable instruments or other evidence of Trustor's indebtedness for such Collateral and, upon acquiring such interest by assignment, shall have the right to enforce the security interest as assignee thereof, in accordance with the terms and provisions of the UCC then in effect and in accordance with any other provisions of law.

     (f) Beneficiary is aware that Borrower has only a limited right to use the name "NorthBay."


ARTICLE X

                             CONCERNING THE
TRUSTEE

     10.1 NO LIABILITY: Trustee shall not be
personally liable in case of entry by him or anyone acting by virtue of the powers herein granted him upon the Mortgaged Property for debts contracted or liability or damages incurred in the management or operation of the Mortgaged Property.
Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder or believed by him in good faith to be genuine. Trustee shall be entitled to reimbursement for expenses incurred by him in the performance of his duties hereunder.

     10.2 RETENTION OF MONIES: All monies received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other monies
(except to the extent required by law), and Trustee shall be under no liability for interest on any monies received by him hereunder.

     10.3 ACTIONS OF TRUSTEE: At any time upon written request of Beneficiary, payment of its fees and presentation of this Deed of Trust and the Note tor endorsement (in case of full reconveyance, for cancellation and retention) without affecting the liability of any person for the payment of the Indebtedness, Trustee may (a) consent to the making of any map or plat of the Mortgaged Property, (b) join in granting any easement or creating any restriction thereon, (c) join in any subordination or other agreement affecting this Deed of Trust or the lien or charge thereof, and (d) reconvey, without warranty, all or any part of the Mortgaged
Property. The grantee in any reconveyance may be described as the "person or persons legally entitled thereto," and the recitals therein of any matters of facts shall be conclusive proof of the truthfulness thereof. Trustor agrees to pay a reasonable Trustee's fee for full or partial reconveyance, together with a recording fee if Trustee, at its option, elects to record said reconveyance.

     10.4 SUBSTITUTE TRUSTEE: Beneficiary may substitute Trustee hereunder in any manner now or hereafter provided by law or, in lieu thereof, Beneficiary may from time to time, by an instrument in writing, substitute a successor or successors to any Trustee named herein or acting hereunder, which instrument, executed and acknowledged by Beneficiary and recorded in the office of the recorder of the county or counties in which the Land and Improvements are situated, shall be conclusive proof of proper substitution of such successor Trustee, who shall thereupon and without conveyance from the predecessor Trustee, succeed to all its title, estate, rights, powers and duties.

     10.5 SUCCESSION INSTRUMENTS: Any new Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers and trusts of its or his predecessor in the rights hereunder with like effect as if originally named as Trustee herein;
but, nevertheless, upon the written request of Beneficiary or his successor trustee, Trustee ceasing to act shall execute and deliver an instrument transferring to such successor trustee, upon the trust herein expressed, all the estates, properties, rights, powers and trusts of Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and monies held by Trustee to the successor trustee so appointed in its or his place.

     10.6 PERFORMANCE OF DUTIES BY AGENTS: Trustee may authorize one or more parties to act on his behalf to perform the ministerial functions required of him hereunder, including, without limitation, the transmittal and posting of any notices.


ARTICLE XI

                                     MISCELLANEOUS

     11.1 SURVIVAL OF OBLIGATIONS: Each and all of the Obligations shall survive the execution and delivery of the Security
Documents and
the consummation of the loan called for therein and shall continue in full force and effect until the Indebtedness shall have been paid in full.

     11.2 FURTHER ASSURANCES: Trustor, upon the request of Trustee or Beneficiary, will execute, acknowledge, deliver and record and/or file such further instruments and do such further acts as may reasonably be necessary, desirable or proper to carry out more effectively the purposes of the Security Documents, to subject to the liens and security interests thereof any property intended by the terms thereof to be covered thereby, including, specifically, without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Mortgaged Property, and to complete, execute, record and file any document or instrument necessary to place third parties on notice of the liens and security interests granted under the Security Documents. Trustor hereby irrevocably appoints Trustee and Beneficiary as its agents to execute and deliver all such instruments and additionally to record and file any of the same as may be necessary.

     11.3 RECORDING AND FILING: Trustor will cause the Security Documents and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded and refiled in such manner and in such places as Trustee or Beneficiary shall reasonably request and will pay all such recording, filing, re-recording and refiling taxes, fees and other charges.

     11.4 NOTICES: Any notice, request or other communication required or permitted to be given hereunder may be given and shall conclusively be deemed and considered to have been given and received upon the deposit thereof, in writing, in the U.S. Mails, certified mail, return receipt requested, postage prepaid, and addressed to the party to receive such notice at the address set forth below or such address elected in writing by the party to receive such notice; but actual notice however given or received, shall always be effective. The last preceding sentence shall not be construed in anywise to effect or impair the waiver of notice or demand to or upon Trustor in any situation or for any reason (except as otherwise specifically provided).

     If to Trustor: Fairfield Retirement Center,
LLC
                              c/o NorthBay Health
Advantage
                        1200 B. Gale Wilson
Boulevard
                        Fairfield,California 91533

              With Copy to:     Emeritus
Corporation
                                          3131
Elliott Avenue, Suite 500
                                          Seattle,
Washington 98121

                                         BW
(Fairfield) Real Estate Corporation
                                         4755
Amigo Avenue
                                         Tarzana,
California 91356

                                         Randi
Nathanson
                                         The
Nathanson Group
                                         1411
Fourth Avenue, Suite 905
                                         Seattle,
Washington 98101

            If to Beneficiary: FINOVA Capital
Corporation
                                        3200 Park
Center Drive, Fifth Floor
                                        Costa
Mesa, California 92626

            with copy to:        FINOVA Capital
Corporation
                      7272 East Indian School
Road, Suite 410
                           Scottsdale, Arizona
85251
                      Attn.: Vice President -
Group Counsel

     11.5 NO WAIVER: Any failure by Trustee or
Beneficiary to insist, or
any election by Trustee or Beneficiary not to insist, upon strict performance by Trustor of any of the terms, provisions or conditions of the Security Documents shall not be deemed to be a waiver of the same or of any other term, provision or condition thereof, and Trustee or Beneficiary shall have the right at any time or times thereafter to insist upon strict performance by Trustor of any and all of such terms, provisions and conditions.

     11.6 BENEFICIARY'S RIGHT TO PAY INDEBTEDNESS
AND PAY OBLIGATIONS: If Trustor shall default under any of the Security Documents, then at any time thereafter and without further notice to or demand upon Trustor or any other party, without waiving or releasing any other right, remedy or recourse Beneficiary may have because of the same, Beneficiary may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Trustor and shall have the right to enter upon the Mortgaged Property for such purpose and to take all such action thereon with respect to the Mortgaged Property as it may deem necessary or appropriate. Trustor shall be obligated to repay Beneficiary for all sums advanced by it pursuant to this Paragraph 11.6 and shall indemnify and hold Beneficiary harmless from and against any and all loss, cost, expense, liability, damage and claims and causes of action, including reasonable attorney's fees, incurred or accruing by any acts performed by Beneficiary pursuant to the provisions of this Paraaraph 11.6 or by reason of any other provision of the Security Documents. All sums paid by Beneficiary pursuant to this Paragraph 11.6 and all other sums expended by Beneficiary to which it shall be entitled to be indemnified, together with interest thereon at the "Default Rate" as defined in the Loan Agreement from the date of such payment or expenditure, shall constitute additions to the Indebtedness and Obligations, shall be secured by the Security Documents and shall be paid by Trustor to Beneficiary upon demand.

     11.7 COVENANTS RUNNING WITH THE LAND: All obligations contained in the Security Documents are intended by the parties to be and shall be construed as covenants running with the Mortgaged
Property.

     11.8 SUCCESSORS AND ASSIGNS: All of the terms of the Security Documents shall apply to, be binding upon and inure to the benefit of the parties thereto, their respective successors, assigns, heirs and legal representatives and all other persons claiming by, through or under them.

     11.9 SEVERABILITY: The Security Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable
Legal Requirements. If any provision of any of the Security Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of the instrument in which such provision is contained nor the application of such provision to other persons or circumstances or other instruments referred to hereinabove shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law.

     11.10 USURY: It is the intention of Trustor and Beneficiary to comply with the applicable law governing the rate of interest or maximum amount of interest payable on or in connection with the Note and the loan transaction evidenced thereby, therefore (i) in the event that the Indebtedness is prepaid or the maturity of the Indebtedness and Obligations is accelerated by reason of an election by Beneficiary, unearned interest shall be canceled and, if theretofore paid, shall either be refunded to Trustor or credited on the Indebtedness, as Beneficiary may elect; (ii) the aggregate of all interest and other charges constituting interest under applicable laws and contracted for, chargeable or receivable under the Note, the Tndebtedness (if unpaid), the other
Security Documents or otherwise in connection with the loan transaction contemplated thereby shall never exceed the maximum amount of interest, nor produce a rate in excess of the maximum contract rate of interest that Beneficiary is authorized to charge Trustor under applicable law; and (iii) if any excess interest is provided for, it shall be deemed a mistake, and the same shall, at the option of Beneficiary, either be refunded to Trustor or credited on the unpaid principal amount
(if any), and the Indebtedness shall be
automatically reformed as to permit only the collection of the maximum legal contract rate.

     11.11 ENTIRE AGREEMENT AND MODIFICATION: The
Security Documents contain the entire agreements between the parties relating to the subject matter hereof and thereof, and all prior agreements relative thereto which are not contained herein or therein are terminated. The Security Documents may be amended,



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

revised, waived, discharged, released or terminated only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

     11.12 COUNTERPARTS: This Deed of Trust may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute but one instrument.

     11.13 UNIFORM COMMERCIAL CODE: All terms used herein which are defined in the UCC shall be used with the definition therefor in said Code.

     11. 1 4 IMPOSITIONS AND INSURANCE ESCROW: To implement the provisions of Paragraphs 4.4 and 4.6 hereof, upon the occurrence of an Event of Default, Trustor, at Beneficiary's request, shall pay to Beneficiary in advance, as and when directed by Beneficiary and as escrowed sums, an amount equal to the sums of: (a) the annual
Impositions (estimated wherever necessary) to become due for the tax year during which such payment is so directed; and (b) the insurance premiums for the same year for those insurance policies as are required hereunder. If Beneficiary determines that any amounts theretofore paid by Trustor are insufficient for the payment in full of such Impositions and insurance premiums, Beneficiary shall notify Trustor of the increased amounts required to provide a aufficient fund, whereupon Trustor shall pay to Beneficiary within thirty (30) days thereafter the additional amount so stated in Beneficiary's notice. The escrowed sums may be held by Beneficiary in non-interest bearing accounts and may be commingled with Beneficiary's other funds. Upon assignment of this Deed of Trust, Beneficiary shall have the right to pay over the balance of the escrowed sums then in its possession to its assignee, whereupon
Beneficiary and its Trustee shall then become completely released from all liability with respect thereto. Upon payment of the Indebtedness and Obligations, or at such earlier time that Beneficiary may elect, the balance of the escrowed sums in its possession may be paid over to Trustor, and no other party shall have any right or claim thereto. If no Event of Default shall have occurred or be continuing hereunder, the escrowed sums may, at the option of Beneficiary, be repaid to Trustor in aufficient time to allow
Trustor to satisfy Trustor's obligations under the Security Documents to pay the Impositions and the required insurance premiums or may be paid by Beneficiary directly to the Governmental Authority and the insurance company entitled thereto. If an Event of Default shall have occurred or be continuing hereunder, however, Beneficiary shall have the additional option of crediting the full amount of the escrowed sums against the Indebtedness. Notwithstanding anything to the contrary contained in this Paragraph 11.14 or elsewhere in this Deed of Trust, Beneficiary hereby reserves the right to waive the payment by Trustor to Beneficiary of the escrowed sums and, in the event Beneficiary does so waive such payment, it shall be without prejudice to Beneficiary's right to insist, at any subsequent time or times, that such payments be made in accordance herewith.

     11.15 HEADINGS AND GENERAL APPLICATION: The article, paragraph and subparagraph entitlements hereof are inserted for convenience or reference only and shall in no way affect, modify or define, or be used in construing, the text of such article, paragraph or subparagraph. If the context requires, words used in the singular shall be read as including the plural, and pronouns of any gender shall include all genders.

     11.16 SOLE BENEFIT: This instrument and the other Security Documents have been executed for the sole benefit of Trustor and Beneficiary and the heirs, successors, assigns and legal representatives of Beneficiary. No other party shall have rights



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

thereunder nor be entitled to assume that the parties thereto will insist upon strict performance of their mutual obligations hereunder, any of which may be waived from time to time.
Trustor shall have no right to assign any of their rights under the Security Documents to any party whatsoever, including the right to receive advances under the Note or otherwise.

     11.17 SUBROGATION: If any or all of the
proceeds of the Indebtedness or the Obligations have been used to extinguish, extend or renew any indebtedness heretofore existing against the
Mortgaged Property or to satisfy any indebtedness or obligation secured by a lien or encumbrance of any kind (including liens securing the payment of any Impositions), such proceeds have been advanced by Beneficiary at Trustor's request, and, to the extent of such funds so used, the Indebtedness and Obligations in this Deed of Trust shall be subrogated to and extend to all of the rights, claims, liens, titles and interests heretofore existing against the Mortgaged Property to secure the indebtedness or obligation so extinguished, paid, extended or renewed, and the former rights, claims, liens, title and interest, if any, shall not be waived, but rather shall be continued in full force and effect and in favor of Beneficiary and shall be merged with the lien and security for the repayment of the Indebtedness and satisfaction of the Obligations; but, in no event shall the foregoing provision result in Beneficiary recovering more than the full amount of the Indebtedness.

     11.18 BUSINESS OR COMMERCIAL PURPOSE: Trustor warrants that the extension of credit evidenced by the Note secured hereby is solely for business or commercial purposes, other than agricultural purposes. Trustor further warrants that the credit transaction evidenced by the Note is specifically exempted under Regulation Z issued by the Board of Governors of the Federal Reserve System and Title
I (Consumer Credit Cost Disclosure) of the
Consumer Credit Protection Act and that no disclosures are required to be given under such regulations and federal laws in connection with the above transaction.

     11.19 STATEMENT OF CONDITION: Beneficiary shall furnish any statement required by law regarding the Indebtedness and the Obligations secured hereby or regarding the amounts held in any trust or reserve fund hereunder. For any such statement, Beneficiary may charge a reasonable fee, not to exceed the maximum amount permitted by law at the time of the request therefor.

     11.20 NO OFFSET: Under no circumstances shall
Trustor fail or delay to perform (or resist the enforcement of) any of its obligations in connection with any of the Security Documents because of any alleged offsetting claim or cause of action against Beneficiary (or any indebtedness or obligation of Beneficiary) which has not been confirmed in a final judgment of a court of competent jurisdiction (sustained on appeal, if any) against Beneficiary, and Trustor hereby waives any such rights of setoff (or offset) which it might otherwise have with respect to any such claims or causes of action against Beneficiary (or any such obligations or indebtedness of Beneficiary), unless and until such right of setoff is confirmed and liquidated by such final judgment.

     1 1.21 NO PARTNERSHIP OR JOINT VENTURE:
Nothing contained herein or in the Note or any Security Documents, nor the acts or omissions of the parties hereto, shall be construed to create a partnership or joint venture between Trustor and Beneficiary. The relationship between Trustor and Beneficiary is the relationship of "debtor" and "creditor." Trustor shall indemnify and hold
Beneficiary harmless from and against any and all suits, actions, claims, proceedings (including third party proceedings), damages, losses, liabilities and expenses (including, without limitation, reasonable attorneys' fees) which may be incurred by or asserted against Beneficiary with respect to



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

any claim or assertion which, if true, would be inconsistent with or contradict the statements made in the preceding two sentences. The provisions of this Paragraph 11.21 shall survive the repayment of the Indebtedness.

     11.22 WAIVER OF JURY TRIAL: FOR AND IN
CONSIDERATION OF BENEFICIARY'S ADVANCEMENT TO
TRUSTOR OF THE PRINCIPAL SUMS IN THE AMOUNT OF UP
TO TWELVE MILLION EIGHT HUNDRED THOUSAND AND
NO/100 DOLLARS ($12,800,000.00), TRUSTOR, BEING AN
EXPERIENCED OWNER AND OPERATOR OF REAL ESTATE AND
PARTICIPANT IN SOPHISTICATED REAL ESTATE VENTURES,
AND HAVING CONSULTED WITH COUNSEL OF ITS CHOOSING,
HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY WITH
RESPECT TO ANY ACTION OR PROCEEDING (1) BROUGHT BY
TRUSTOR, BENEFICIARY OR ANY OTHER PERSONS RELATING
TO (A) THE LOAN OR (B) THE SECURITY DOCUMENTS OR
(2) TO WHICH BENEFICIARY IS A PARTY. TRUSTOR
HEREBY AGREES THAT THIS DEED OF TRUST CONSTITUTES
A WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY, AND
TRUSTOR DOES HEREBY CONSTITUTE AND APPOINT
BENEFICIARY ITS TRUE AND LAWFUL ATTORNEY IN FACT,
WHICH APPOINTMENT IS COUPLED WITH AN INTEREST AND
IRREVOCABLE, AND TRUSTOR DOES HEREBY AUTHORIZE AND
EMPOWER BENEFICIARY, IN THE NAME, PLACE, AND STEAD
OF TRUSTOR, TO FILE THIS DEED OF TRUST WITH THE
CLERK OR JUDGE OF ANY COURT OF COMPETENT
JURISDICTION AS A WRITTEN CONSENT TO WAIVER OF
TRIAL BY JURY. TRUSTOR ACKNOWLEDGES THAT ITS
WAIVER OF TRIAL BY JURY HAS BEEN MADE KNOWINGLY,
INTENTIONALLY AND WILLINGLY BY TRUSTOR AS PART OF
A BARGAINED FOR LOAN TRANSACTION. TRUSTOR WILL NOT
SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A
JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION
IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN
WAIVED.

     11.23 JURISDICTION AND VENUE: TRUSTOR HEREBY
AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED
BY
TRUSTOR AND ARISING DIRECTLY OR INDIRECTLY OUT OF
THIS DEED OF TRUST OR THE OTHER SECURITY DOCUMENTS
SHALL BE LITIGATED IN THE SUPERIOR COURT OF
ARIZONA, MARICOPA COUNTY DIVISION, OR THE
UNITED STATES DISTRICT COURT FOR THE DISTRICT OF
ARIZONA OR,
IF BENEFICIARY INITIATES SUCH ACTION, IN ADDITION
TO THE
FOREGOING COURTS ANY COURT IN WHICH BENEFICIARY
SHALL
INITIATE SUCH ACTION, TO THE EXTENT SUCH COURT HAS
JURISDICTION; PROVIDED, HOWEVER, THAT THE EXTENT
THAT THE
FOREGOING ARIZONA COURTS DO NOT HAVE JURISDICTION
OVER THE
LAND FOR PURPOSES OF A JUDICIAL FORECLOSURE OF THE
LAND,
SUCH FORECLOSURE SHALL BE LITIGATED IN THE
APPROPRIATE
COURT FOR THE COUNTY OF SOLANO, CALIFORNIA.
TRUSTOR HEREBY
EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH
JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED
BY
BENEFICIARY IN ANY OF SUCH COURTS AND HEREBY
WAIVES
PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR
OTHER
PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT
SERVICE OF
SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR
PAPERS
MAY BE MADE BY ACTUAL DELIVERY OR REGISTERED OR
CERTIFIED MAIL, RETURN RECEIPT REQUESTED,
ADDRESSED TO TRUSTOR AT THE
ADDRESS TO WHICH NOTICES ARE TO BE SENT HEREIN.
TRUSTOR
WAIVES ANY CLAIM THAT PHOENIX, ARIZONA OR THE
DISTRICT OF



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

ARIZONA IS AN INCONVENIENT FORUM OR AN IMPROPER
FORUM
BASED ON LACK OF VENUE. SHOULD TRUSTOR, AFTER
BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY
SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED
WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER
THE MAILING THEREOF, TRUSTOR SHALL BE DEEMED IN
DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE
ENTERED BY BENEFICIARY AGAINST TRUSTOR AS DEMANDED
OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS
OR PAPERS, PROVIDED, HOWEVER, BENEFICIARY MAY NOT
SEEK A DEFAULT JUDGMENT FOR AT LEAST THIRTY (30)
DAYS AFTER THE DATE OF PROOF OF SERVICE. THE
EXCLUSIVE CHOICE OF FORUM FOR TRUSTOR SET FORTH
HEREIN SHALL NOT BE DEEMED TO PRECLUDE THE
ENFORCEMENT, BY BENEFICIARY, OF ANY JUDGMENT
OBTAINED IN ANY OTHER FORUM OR THE TAKING, BY
BENEFICIARY, OF ANY ACTION TO ENFORCE THE SAME IN
ANY OTHER APPROPRIATE JURISDICTION, AND TRUSTOR
HEREBY WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY
SUCH JUDGMENT OR ACTION.

11.24 APPLICABLE LAW. THIS DEED OF TRUST AND THE
OTHER SECURITY DOCUMENTS SHALL BE DEEMED TO HAVE
BEEN DELIVERED AND ACCEPTED IN, AND THIS DEED OF
TRUST, AND THE OTHER SECURITY DOCUMENTS SHALL BE
CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE
INTERNAL LAWS AND DECISIONS OF, THE STATE OF
ARIZONA (WITHOUT REGARD FOR ITS CONFLICTS OF LAW
PRINCIPLES), THE STATE IN WHICH BENEFICIARY'S
PRINCIPAL PLACE OF BUSINESS IS LOCATED, AND BY
EXECUTION HEREOF TRUSTOR AND BY ACCEPTANCE HEREOF,
BENEFICIARY, EACH AGREE THAT SUCH LAWS AND
DECISIONS OF THE STATE OF ARIZONA SHALL GOVERN
THIS DEED OF TRUST AND THE OTHER SECURITY
DOCUMENTS, NOTWITHSTANDING THE FACT THAT THERE MAY
BE OTHER JURISDICTIONS WHICH MAY BEAR A REASONABLE
RELATIQNSHIP TO THE TRANSACTIONS CONTEMPLATED
HEREBY; PROVIDED, HOWEVER, THAT WITH RESPECT TO
THE PROCEDURAL AND SUBSTANTIVE MATTERS RELATING
ONLY TO THE CREATION, VALIDITY, PERFECTION AND
ENFORCEMENT BY BENEFICIARY OF ITS RIGHTS AND
REMEDIES AGAINST ANY REAL OR PERSONAL PROPERTY
COLLATERAL LOCATED IN ANY STATE OTHER THAN
ARIZONA, SUCH MATTERS SHALL BE GOVERNED BY THE
LAWS OF THE STATE IN WHICH SUCH PROPERTY IS
LOCATED.

     IN WITNESS WHEREOF, this Deed of Trust has been duly executed and acknowledged by Trustor as of the day and year first above written.

     TRUSTOR PLEASE NOTE: UPON THE OCCURRENCE OF
AN EVENT OF DEFAULT (AS DEFrNED 1N ARTICLE VI
HEREIN), CALIFORNIA PROCEDURE PERMITS THE TRUSTEE
TO SELL THE MORTGAGED PROPERTY AT A SALE HELD
WITHOUT SUPERVISION BY ANY COURT AFTER EXPIRATION
OF A PERIOD PRESCRIBED BY LAW. UNLESS YOU PROVIDE
AN ADDRESS FOR THE GIVING OF NOTICE, YOU MAY NOT
BE ENTITLED TO NOTICE OF THE COMMENCEMENT OF SALE
PROCEEDINGS. BY EXECUTION OF THIS DEED OF TRUST,
YOU CONSENT TO SUCH PROCEDURE. BENEFICIARY URGES
YOU TO GIVE PROMPT NOTICE OF ANY CHANGE [N YOUR
ADDRESS SO THAT YOU MAY RECEIVE PROMPTLY ANY
NOTICE GIVEN PURSUANT TO THIS DEED OF TRUST.

FAIRFIELD RETIREMENT CENTER
                                          a
California limited liability company

                                         By:
Emeritus Corporation, a Washington

corporation

                                         Its:
Managing Member

                                         By: /s/
Kelly J. Price
                                                --
---------------------------
                                         Name:
Kelly J. Price
                                         Its:
Secretary/Director of Finance and CFO


THE STATE OF WASHINGTON         )

)
 COUNTY OF KING                              )

     On this 10th day of January 1997, before me, Catherine L. Pasquan, the undersigned notary public, duly commissioned and sworn, personally appeared Kelly J. Price, personally known to me
(or proved to me on the basis of satisfactory evidence) to be the person that executed the within instrument and acknowledged to me that he or she executed the same in his or her authorized capacity and that by his or her signature in the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

     In witness whereof, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


/s/ Catherine L. Pasquan

-------------------------------------

NOTARY PUBLIC

(SEAL)






















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